NOTICE:

You are a former shareholder of John Hancock Patriot Premium Dividend Fund I (“Fund I”) who has not completed the transmittal procedures that were required in order for you to receive shares of John Hancock Patriot Premium Dividend Fund II (“Fund II”) that were issuable upon the merger of the two funds as of June 25, 2007 (the “Fund Merger”). As a result of the Fund Merger, each share of Fund I was convertible into the right to receive 0.78846147 shares of common stock of Fund II.

Accordingly, John Hancock Patriot Premium Dividend Fund II is offering to purchase up to 5%, or 2,629,996 shares, of its Common Stock for cash at a price per share equal to 98% of the Fund’s net asset value (“NAV”), as of the pricing date (“Offer”). The pricing time and date for the Offer is currently scheduled to be the close of ordinary trading on the New York Stock Exchange on March 27, 2009. You are entitled participant in the Offer the deadline is 5:00 p.m. New York City time, March 27, 2009, or such later date to which the Offer is extended (the “Expiration Date”). Should the Offer be extended beyond March 27, 2009, the pricing date will be the newly designated Expiration Date.

Mellon Investor Services LLC has been appointed as the Depositary Agent for the Offer and has prepared the enclosed materials to facilitate the process. This information should answer any questions you may have, but please call Mellon Investor Services if you need assistance at 1- 877-289-0135 (for U.S. residents) or 1-201-680-6579.

You must deliver your stock certificate(s) for Fund I shares to Mellon Investor Services if you want to participant in the Offer. Please do not send your stock certificate(s) directly to John Hancock.

Fund I (Blue LT)

NOTICE:

You are a former shareholder of John Hancock Patriot Global Dividend Trust (“Global Fund”) who has not completed the transmittal procedures that were required in order for you to receive shares of John Hancock Patriot Premium Dividend Fund II (“Fund II”) that were issuable upon the merger of the two funds as of June 4, 2007 (the “Fund Merger”). As a result of the Fund Merger, each share of Global Fund was convertible into the right to receive 1.12386918 shares of common stock of Fund II.

Accordingly, John Hancock Patriot Premium Dividend Fund II is offering to purchase up to 5%, or 2,629,996 shares, of its Common Stock for cash at a price per share equal to 98% of the Fund’s net asset value (“NAV”), as of the pricing date (“Offer”). The pricing time and date for the Offer is currently scheduled to be the close of ordinary trading on the New York Stock Exchange on March 27, 2009. You are entitled participant in the Offer the deadline is 5:00 p.m. New York City time, March 27, 2009, or such later date to which the Offer is extended (the “Expiration Date”). Should the Offer be extended beyond March 27, 2009, the pricing date will be the newly designated Expiration Date.

Mellon Investor Services LLC has been appointed as the Depositary Agent for the Offer and has prepared the enclosed materials to facilitate the process. This information should answer any questions you may have, but please call Mellon Investor Services if you need assistance at 1- 877-289-0135 (for U.S. residents) or 1-201-680-6579.

You must deliver your stock certificate(s) for Global Fund shares to Mellon Investor Services if you want to participant in the Offer. Please do not send your stock certificate(s) directly to John Hancock.

Global Fund (Pink LT)

NOTICE:

You are a former shareholder of John Hancock Patriot Preferred Dividend Fund (“Preferred Fund”) who has not completed the transmittal procedures that were required in order for you to receive shares of John Hancock Patriot Premium Dividend Fund II (“Fund II”) that were issuable upon the merger of the two funds as of May 29, 2007 (the “Fund Merger”). As a result of the Fund Merger, each share of Preferred Fund was convertible into the right to receive 1.06840725 shares of common stock of Fund II.

Accordingly, John Hancock Patriot Premium Dividend Fund II is offering to purchase up to 5%, or 2,629,996 shares, of its Common Stock for cash at a price per share equal to 98% of the Fund’s net asset value (“NAV”), as of the pricing date (“Offer”). The pricing time and date for the Offer is currently scheduled to be the close of ordinary trading on the New York Stock Exchange on March 27, 2009. You are entitled participant in the Offer the deadline is 5:00 p.m. New York City time, March 27, 2009, or such later date to which the Offer is extended (the “Expiration Date”). Should the Offer be extended beyond March 27, 2009, the pricing date will be the newly designated Expiration Date.

Mellon Investor Services LLC has been appointed as the Depositary Agent for the Offer and has prepared the enclosed materials to facilitate the process. This information should answer any questions you may have, but please call Mellon Investor Services if you need assistance at 1- 877-289-0135 (for U.S. residents) or 1-201-680-6579.

You must deliver your stock certificate(s) for Preferred Fund shares to Mellon Investor Services if you want to participant in the Offer. Please do not send your stock certificate(s) directly to John Hancock.

Preferred Fund (Green LT)

NOTICE:

You are a former shareholder of John Hancock Patriot Select Dividend Trust (“Trust”) who has not completed the transmittal procedures that were required in order for you to receive shares of John Hancock Patriot Premium Dividend Fund II (“Fund II”) that were issuable upon the merger of the two funds as of September 10, 2007 (the “Fund Merger”). As a result of the Fund Merger, each share of Trust was convertible into the right to receive 1.19743657 shares of common stock of Fund II.

Accordingly, John Hancock Patriot Premium Dividend Fund II is offering to purchase up to 5%, or 2,629,996 shares, of its Common Stock for cash at a price per share equal to 98% of the Fund’s net asset value (“NAV”), as of the pricing date (“Offer”). The pricing time and date for the Offer is currently scheduled to be the close of ordinary trading on the New York Stock Exchange on March 27, 2009. You are entitled participant in the Offer the deadline is 5:00 p.m. New York City time, March 27, 2009, or such later date to which the Offer is extended (the “Expiration Date”). Should the Offer be extended beyond March 27, 2009, the pricing date will be the newly designated Expiration Date.

Mellon Investor Services LLC has been appointed as the Depositary Agent for the Offer and has prepared the enclosed materials to facilitate the process. This information should answer any questions you may have, but please call Mellon Investor Services if you need assistance at 1- 877-289-0135 (for U.S. residents) or 1-201-680-6579.

You must deliver your stock certificate(s) for Trust shares to Mellon Investor Services if you want to participant in the Offer. Please do not send your stock certificate(s) directly to John Hancock.

Trust (Yellow LT)